Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237
Term Sheet	Date Prepared: Feburary 9, 2006
Citigroup Mortgage Loan Trust 2007-OPX1 Asset-Backed Certificates, Series 2007-OPX1

Approximate Total Offered Size: $567,198,000
Citigroup Global Markets Realty Corp.
Seller
Opteum Financial Services LLC
Servicer
Citigroup Mortgage Loan Trust Inc.
Depositor
Wells Fargo Bank N.A.
Master Servicer

Tranche	Amount(1)	Int. Type / Class(2)	Initial Credit Enhancement(4)	Ratings (S&P/Moodys)		WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES
A-1(5)	$223,094,000	FLT/SR/SEQ	7.25%	AAA	Aaa	1.00/1.00	1 - 24/1 - 24
A-2(5)	$143,605,000	FLT/SR/SEQ	7.25%	AAA	Aaa	3.00/3.00	24-53/24-53
A-3	$37,396,000	FIX/SR/SEQ	7.25%	AAA	Aaa	5.00/5.00	53-69/53-69
A-4	$75,610,000	FIX/SR/SEQ	7.25%	AAA	Aaa	7.97/9.96	69-106/69-240
A-5	$53,301,000	FIX/SR/NAS	7.25%	AAA	Aaa	6.55/6.68	37-106/37-238
M-1	$15,803,000	FIX/MEZZ	4.50%	AA	Aa2	5.78/6.27	37-106/37-165
M-2	$10,631,000	FIX/MEZZ	2.65%	A	A2	5.78/6.14	37-106/37-146
M-3	$4,885,000	FIX/MEZZ	1.80%	BBB	Baa2	5.78/5.93	37-106/37-124
M-4	$2,873,000	FIX/MEZZ	1.30%	BBB-	Baa3	5.67/5.67	37-106/37-107

(1) Certificate sizes are subject to change (+/- 5%)
(2) The Class A-1 and Class A-2 Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date.
(3) Based on Pricing Prepayment Assumption
(4) Includes Overcollateralization
(5) The Class A-1 and Class A-2 Certificates will each have the benefit of a basis risk cap agreement. The Class A-1 and Class A-2 basis risk cap agreement will have a strike rate as shown on pages 14-16.

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	Feburary [ ], 2007
Rating Agencies:	S&P / Moody’s	Expected Settlement Date:	February 28, 2007
Trustee:	U.S. Bank, National Association	Trust Administrator:	Wells Fargo Bank N.A.

For Further Information:

Mortgage Finance Perry De Felice (212) 723-1153 Audrey Kingsley (212) 723-6444 Ranie Guo (212) 723-6557 Juliana Castelli (212) 723-6503	MBS Trading Stephen Weinstein (212) 723-6325 Phil Seares (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Noel Doromal (212) 723-9026 Tai Wu (212) 723-5859

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust 2007-OPX1, Asset-Backed Certificates, Series 2007-OPX1

Offered Certificates:
Approximately $533,006,000 senior floating and fixed rate certificates (the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates) and approximately $34,192,000 mezzanine fixed rate certificates (the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates).

Non-Offered Certificates:	CE, P, R and R-X Certificates.

Class A Certificates:	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates.

Class A NAS Certificates:	Class A-5 Certificates.

Class M Certificates:	Class M-1, Class M-2, Class M-3 and Class M-4 Certificates.

Floating-Rate Certificates	Class A-1 and Class A-2 Certificates.

Fixed-Rate Certificates	Class A-3, Class A-4, Class A-5 and Class M Certificates.

Seller:	Citigroup Global Markets Realty Corp.

Origination Channel:	100.00% Opteum Financial Services, LLC.

Servicer:	Opteum Financial Services, LLC.

Subservicer:	Cenlar FSB

Master Servicer and Trust Administrator	Wells Fargo Bank N.A.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicer regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trustee:	U.S. Bank National Association

Mortgage Loans:
As of the Cut-off Date, the Mortgage Pool consists of approximately 2,092 fixed-rate, 10-year, 15-year, 20-year and 30-year, first lien mortgage loans, with an outstanding principal balance of approximately $574,669,639 as of the Cut-off Date.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 5%.

Closing Date:	On or about February 28, 2007.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing March 26, 2007

Cut-Off Date:	February 1, 2007.

Payment Delay:	The Floating-Rate Certificates have a 0-day delay. The Fixed-Rate Certificates have a 24-day delay.

Day Count:	The Floating-Rate Certificates are Actual/360. The Fixed-Rate Certificates are 30/360.

Administrative Fee Rate:	Sum of the weighted average of the Servicing Fee Rate, Master Servicing Fee Rate and Credit Risk Manager Fee Rate equal to 0.26% per annum.

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be January 2037.

SMMEA Eligibility:	The Class A Certificates and the Class M-1 Certificates will be SMMEA eligible.

ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible.

Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure

Prepayment Assumption:	2.3% CPR growing to 23.0% CPR over 10 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:	For any Distribution Date the Pass-Through Rate will be the lesser of (i) the Coupon Rate, as specified below (including the Step-Up Coupon Rate described below) and (ii) Net WAC Rate.

Coupon Rate and Step-Up Coupon Rate:	Class	Coupon Rate	Step-Up Coupon Rate*
	A-1	1 Month Libor + [ ]%	1ml + 2.0 x [ ]%
	A-2	1 Month Libor + [ ]%	1ml + 2.0 x [ ]%
	A-3	[ ]% per annum	Coupon Rate + 1.50%
	A-4	[ ]% per annum	Coupon Rate + 1.50%
	A-5	[ ]% per annum	Coupon Rate + 1.50%
	M-1	[ ]% per annum	Coupon Rate + 0.50%
	M-2	[ ]% per annum	Coupon Rate + 0.50%
	M-3	[ ]% per annum	Coupon Rate + 0.50%
	M-4	[ ]% per annum	Coupon Rate + 0.50%

*The Coupon Rate will step-up if the Optional Termination is not exercised.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the mortgage loans plus any Excess Interest from the mortgage loans required to maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 14.50% of the current principal balance of the Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date or if a Trigger Event occurs unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)    the principal portion of all scheduled monthly payments on the Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee, servicer and master servicer to the extent applied as recoveries of principal on the Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  “Net WAC Rate Carryover Amount” (if any)

Net WAC Cap:
For any Distribution Date, the Net WAC Rate will equal the weighted average Net Mortgage Rate of the Mortgage Loans. The Net WAC Rate is subject to adjustment, in the case of the Floating-Rate Certificates, based on the actual number of days that have elapsed in the related Interest Accrual Period.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

Net WAC Rate Carryover Amount:
On any Distribution Date, the excess, if any of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Coupon Rate (or Step-Up Coupon Rate), over (ii) the amount of interest the Class A and Class M Certificates accrued for such Distribution Date based on the Net WAC Cap, together with the unpaid portion of any such excess from the prior Distribution Date plus interest accrued thereon at the related Coupon Rate (or Step-Up Coupon Rate, as applicable) for the most recent accrual period.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x)   the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and
(y)   interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb Realized Losses on the Mortgage Loans, to cover certain interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the Net WAC Rate Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the Net WAC Cap.

Senior Enhancement Percentage:
For any distribution date, the percentage obtained by dividing:
(x) the aggregate Certificate Principal Balance of the Class M Certificates and the Overcollateralization Amount, calculated after taking into account distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions thereof on the related distribution date, by
(y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Servicer, Master Servicer, the Trust Administrator, the Trustee or the Credit Risk Manager, of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the Servicer; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans), occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust; (iii) all principal and interest advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Realized Loss Amount:
With respect to any mortgage loan, the loss realized, if any, equal to the portion of the unpaid principal balance remaining, plus interest, after application of all amounts recovered (net of amounts reimbursable to the servicer and other related expenses) towards interest and principal owed on the mortgage loan.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the aggregate outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount minus any Overcollateralization Release Amount.

Class A Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, the lesser of the Principal Distribution Amount and the aggregate certificate principal balance of the Class A Certificates. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the aggregate outstanding Certificate Principal Balance of the Class A Certificates over (ii) the lesser of (a) approximately 85.50% of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.35% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A NAS Certificates in an amount equal to the Class A NAS Lockout Distribution Amount, second to the Class A-1 Certificates, third to the Class A-2 Certificates, fourth to the Class A-3 Certificates, fifth to the Class A-4 Certificates and sixth to the Class A NAS Certificates, without regards to Class A NAS Lockout Distribution Amount, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Class A Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class A NAS Lockout Distribution Amount:
With respect to any Distribution Date, the product of (a) the Class A NAS Lockout Percentage for that Distribution Date and (b) the Class A NAS Pro Rata Distribution Amount for that Distribution Date. In no event shall the Class A NAS Lockout Distribution Amount for a Distribution Date exceed the Class A Principal Distribution Amount or the Certificate Principal Balance of the Class A NAS Certificates immediately prior to that distribution date.

Class A NAS Lockout Percentage:	For each Distribution Date will be as follows:

Period	Lockout Percentage
1 to 36	0%
37 to 60	45%
61 to 72	80%
73 to 84	100%
85 and thereafter	300%

Class A NAS Pro Rata Distribution Amount:
With respect to any Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the Certificate Principal Balance of the Class A NAS Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Class A Certificates, immediately prior to that Distribution Date and (b) the Class A Principal Distribution Amount.

Class M Principal Distribution Amount:
The Mezzanine Certificates will NOT receive any principal payments prior to the Stepdown Date unless the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero. Thereafter (assuming no Trigger Event is in effect), principal will be shared among the classes of Mezzanine Certificates to maintain the lesser of in each case, (i) approximately 2x the initial targeted credit support for such class and (ii) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.35% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.    From the Interest Remittance Amount, to pay interest on the Class A Certificates on a pro-rata basis based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
2.    Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)   To pay the Class A Principal Distribution Amount to the Class A Certificates, in the order of priority set forth above, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.
b)        To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balances of each such class has been reduced to zero.
3.    On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To  pay  up  to  an  amount  equal to the Class A Principal Distribution Amounts to the Class A Certificates, in the order of priority set forth above, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.
b)  To  pay  up  to  an  amount equal to the respective Class M Principal Distribution Amount, sequentially to the Class M Certificates until the
          Certificate Principal Balance of each such class is reduced to zero.
4.       To pay Excess Interest, if any, up to an amount sufficient to restore overcollateralization to the required level, and to pay the Class A and Class M Certificates in the same manner in which the Principal Distribution Amount is paid.
5.     From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
6.     From Excess Interest, if any, to pay allocated Realized Loss Amounts on the Class M Certificates, sequentially.
7.     From Excess Interest, if any, to pay any Net WAC Rate Carryover Amounts to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed Net WAC Rate Carryover Amounts.
8.     From Excess Interest, if any, to pay any Net WAC Rate Carryover Amounts to the Class M Certificates, sequentially.
9.     To the holders of the Class CE and P Certificates as provided in the Pooling and Servicing Agreement.
10.       To the holders of the Class R and R-X Certificates, any remaining amounts.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and
(ii) the later to occur of:
(x) the Distribution Date in March 2010 and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
(i)    the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date	Percentage
March 2009 through February 2010	0.25%
March 2010 through February 2011	0.60%
March 2011 through February 2012	1.00%
March 2012 through February 2013	1.45%
March 2013 and thereafter	1.70%

(ii) If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds 48.25% of the Senior Enhancement Percentage.

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more), (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination

Class	Initial Credit Support*/**	Target Credit Support**
A	7.25%	14.50%
M-1	4.50%	9.00%
M-2	2.65%	5.30%
M-3	1.80%	3.60%
M-4	1.30%	2.60%

* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A, Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x)  the Targeted Overcollateralization Amount for such Distribution Date over
(y)  the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x)   the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately 1.30% of the Principal Balance of the Mortgage Loans as of the Cut-off Date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 2.60% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.35% of the principal balance of the Mortgage Loans as of the Cut-off Date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢  First to reduce the Excess Interest and Overcollateralization Amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent its Servicing Fee for each Distribution Date.

Basis Risk Cap Agreement:
The holders of the Class A-1 and Class A-2 Certificates will each have the benefit of a basis risk cap agreement. Each basis risk cap agreement is intended to mitigate the interest rate risk that could result from the difference between (a) One-Month LIBOR and (b) the scheduled strike rates as shown on pages 14-16. Any payments from the basis risk cap agreements will come into effect after the distribution of net monthly excess cashflow.

Net WAC Cap and Effective Maximum Rate for the Class A-1 Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.11	20.10
2	6.54	20.10
3	6.76	20.10
4	6.54	20.10
5	6.76	20.10
6	6.54	20.10
7	6.54	20.10
8	6.76	20.10
9	6.54	20.10
10	6.76	20.10
11	6.54	20.10
12	6.54	20.10
13	6.99	20.10
14	6.54	20.10
15	6.76	20.10
16	6.54	20.10
17	6.76	20.10
18	6.54	20.10
19	6.54	20.10
20	6.76	20.10
21	6.54	20.10
22	6.76	20.10
23	6.54	20.10
24	6.54	20.10

Assumptions:
(1)	Assumes 1mLIBOR stays at 5.33% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from the Class A-1 Basis Risk Cap Agreement.

Net WAC Cap and Effective Maximum Rate for the Class A-2 Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.11	19.99	28	6.54	20.71
2	6.54	19.99	29	6.76	20.82
3	6.76	19.99	30	6.54	20.88
4	6.54	20.00	31	6.54	20.98
5	6.76	20.01	32	6.76	21.14
6	6.54	20.02	33	6.54	21.23
7	6.54	20.03	34	6.76	21.43
8	6.76	20.05	35	6.54	21.56
9	6.54	20.06	36	6.54	21.33
10	6.76	20.08	37	7.24	20.30
11	6.54	20.09	38	6.54	20.30
12	6.54	20.10	39	6.76	20.30
13	6.99	20.13	40	6.54	20.30
14	6.54	20.14	41	6.76	20.30
15	6.76	20.17	42	6.54	20.30
16	6.54	20.19	43	6.54	20.30
17	6.76	20.22	44	6.76	20.30
18	6.54	20.24	45	6.54	20.30
19	6.54	20.27	46	6.76	20.30
20	6.76	20.31	47	6.54	20.30
21	6.54	20.34	48	6.54	20.30
22	6.76	20.39	49	7.24	20.30
23	6.54	20.42	50	6.54	20.30
24	6.54	20.47	51	6.76	20.30
25	7.24	20.58	52	6.54	20.30
26	6.54	20.58	53	6.76	20.30
27	6.76	20.66

Assumptions:
(1)	Assumes 1mLIBOR stays at 5.33% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from the Class A-2 Basis Risk Cap Agreement.

A-1 Basis Risk Cap Agreement Schedule

Period	Notional Balance ($)	Strike (%)	Period	Notional Balance ($)	Strike (%)
1	223,094,000.00	8.601	28	87,645,906.55	7.195
2	219,984,607.50	6.916	29	83,033,857.64	7.454
3	216,308,154.73	7.155	30	78,469,231.69	7.226
4	212,069,550.20	6.927	31	73,951,545.29	7.243
5	207,276,074.64	7.168	32	69,480,319.91	7.506
6	201,969,164.63	6.941	33	65,055,081.92	7.278
7	196,347,801.52	6.950	34	60,675,362.46	7.543
8	190,635,864.97	7.194	35	56,340,697.46	7.315
9	184,965,813.41	6.968	36	52,050,627.56	7.334
10	179,353,965.73	7.213	37	47,804,698.05	8.154
11	173,799,729.03	6.987	38	43,884,225.40	7.372
12	168,302,516.42	6.996	39	40,005,921.13	7.641
13	162,861,746.99	7.497	40	36,169,350.78	7.410
14	157,476,845.70	7.017	41	32,374,084.40	7.681
15	152,147,243.37	7.265	42	28,619,696.45	7.450
16	146,872,376.59	7.038	43	24,905,765.75	7.471
17	141,651,687.68	7.288	44	21,231,875.47	7.746
18	136,484,624.62	7.061	45	17,597,613.08	7.515
19	131,370,640.99	7.073	46	14,002,570.29	7.794
20	126,309,195.93	7.325	47	10,446,343.01	7.563
21	121,299,754.05	7.097	48	6,928,531.31	7.587
22	116,341,785.42	7.351	49	3,448,739.40	8.441
23	111,434,765.48	7.123	50	6,575.55	7.640
24	106,578,175.00	7.137	51and thereafter	0.00	N/A
25	101,771,500.03	7.928
26	97,014,231.82	7.165
27	92,305,866.82	7.423

A-2 Basis Risk Cap Agreement Schedule

Period	Notional Balance ($)	Strike (%)	Period	Notional Balance ($)	Strike (%)
1	143,605,000.00	8.725	44	143,605,000.00	7.858
2	143,605,000.00	7.041	45	143,605,000.00	7.627
3	143,605,000.00	7.280	46	143,605,000.00	7.904
4	143,605,000.00	7.051	47	143,605,000.00	7.673
5	143,605,000.00	7.293	48	143,605,000.00	7.698
6	143,605,000.00	7.065	49	143,605,000.00	8.551
7	143,605,000.00	7.073	50	143,605,000.00	7.750
8	143,605,000.00	7.317	51	140,206,652.09	8.037
9	143,605,000.00	7.090	52	136,838,585.31	7.806
10	143,605,000.00	7.336	53	133,506,995.51	8.097
11	143,605,000.00	7.108	54	130,211,506.86	7.867
12	143,605,000.00	7.119	55	126,951,747.44	7.899
13	143,605,000.00	7.619	56	123,727,349.16	8.197
14	143,605,000.00	7.138	57	120,537,947.72	7.968
15	143,605,000.00	7.386	58	117,383,182.60	8.271
16	143,605,000.00	7.159	59	114,262,697.01	8.042
17	143,605,000.00	7.408	60	111,176,137.81	8.082
18	143,605,000.00	7.181	61	108,123,155.57	8.684
19	143,605,000.00	7.192	62	105,303,854.20	8.162
20	143,605,000.00	7.443	63	102,514,759.69	8.475
21	143,605,000.00	7.216	64	99,755,556.91	8.244
22	143,605,000.00	7.469	65	97,025,934.04	8.564
23	143,605,000.00	7.241	66	94,325,582.45	8.333
24	143,605,000.00	7.254	67	91,654,196.76	8.381
25	143,605,000.00	8.046	68	89,011,474.75	9.769
26	143,605,000.00	7.282	69	86,771,795.85	9.518
27	143,605,000.00	7.539	70	84,560,377.82	9.892
28	143,605,000.00	7.311	71	82,372,573.47	9.630
29	143,605,000.00	7.570	72	80,208,135.42	9.689
30	143,605,000.00	7.342	73	78,066,818.82	10.796
31	143,605,000.00	7.358	74	76,037,318.01	9.811
32	143,605,000.00	7.620	75	74,028,781.92	10.203
33	143,605,000.00	7.392	76	72,040,996.43	9.939
34	143,605,000.00	7.657	77	70,073,749.58	10.340
35	143,605,000.00	7.429	78	68,126,831.60	10.078
36	143,605,000.00	7.448	79	66,200,034.80	10.153
37	143,605,000.00	8.267	80 and thereafter	0.00	N/A
38	143,605,000.00	7.485
39	143,605,000.00	7.754
40	143,605,000.00	7.523
41	143,605,000.00	7.793
42	143,605,000.00	7.562
43	143,605,000.00	7.583

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.94	1.00	0.68	0.52
Principal Window (mos)	1 - 50	1 - 24	1 - 16	1 - 12
Principal Window End (date)	Apr 2011	Feb 2009	Jun 2008	Feb 2008

A-2
WAL (yrs)	6.80	3.00	1.88	1.35
Principal Window (mos)	50 - 132	24 - 53	16 - 31	12 - 22
Principal Window End (date)	Feb 2018	Jul 2011	Sep 2009	Dec 2008

A-3
WAL (yrs)	12.36	5.00	2.77	1.97
Principal Window (mos)	132 - 167	53 - 69	31 - 36	22 - 26
Principal Window End (date)	Jan 2021	Nov 2012	Feb 2010	Apr 2009

A-4
WAL (yrs)	19.09	9.96	5.10	2.58
Principal Window (mos)	167 - 345	69 - 240	36 - 158	26 - 46
Principal Window End (date)	Nov 2035	Feb 2027	Apr 2020	Dec 2010

A-5
WAL (yrs)	8.15	6.68	6.18	5.24
Principal Window (mos)	37 - 342	37 - 238	40 - 156	44 - 111
Principal Window End (date)	Aug 2035	Dec 2026	Feb 2020	May 2016

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-1
WAL (yrs)	12.10	6.27	4.36	3.82
Principal Window (mos)	68 - 287	37 - 165	39 - 106	41 - 74
Principal Window End (date)	Jan 2031	Nov 2020	Dec 2015	Apr 2013

M-2
WAL (yrs)	11.91	6.14	4.22	3.59
Principal Window (mos)	68 - 262	37 - 146	38 - 93	39 - 65
Principal Window End (date)	Dec 2028	Apr 2019	Nov 2014	Jul 2012

M-3
WAL (yrs)	11.59	5.93	4.06	3.42
Principal Window (mos)	68 - 229	37 - 124	37 - 78	38 - 55
Principal Window End (date)	Mar 2026	Jun 2017	Aug 2013	Sep 2011

M-4
WAL (yrs)	11.18	5.67	3.89	3.29
Principal Window (mos)	68 - 203	37 - 107	37 - 68	38 - 47
Principal Window End (date)	Jan 2024	Jan 2016	Oct 2012	Jan 2011

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.94	1.00	0.68	0.52
Principal Window (mos)	1 - 50	1 - 24	1 - 16	1 - 12
Principal Window End (date)	Apr 2011	Feb 2009	Jun 2008	Feb 2008

A-2
WAL (yrs)	6.80	3.00	1.88	1.35
Principal Window (mos)	50 - 132	24 - 53	16 - 31	12 - 22
Principal Window End (date)	Feb 2018	Jul 2011	Sep 2009	Dec 2008

A-3
WAL (yrs)	12.36	5.00	2.77	1.97
Principal Window (mos)	132 - 167	53 - 69	31 - 36	22 - 26
Principal Window End (date)	Jan 2021	Nov 2012	Feb 2010	Apr 2009

A-4
WAL (yrs)	16.19	7.97	4.47	2.58
Principal Window (mos)	167 - 201	69 - 106	36 - 67	26 - 46
Principal Window End (date)	Nov 2023	Dec 2015	Sep 2012	Dec 2010

A-5
WAL (yrs)	8.13	6.55	5.14	3.89
Principal Window (mos)	37 - 201	37 - 106	40 - 67	44 - 47
Principal Window End (date)	Nov 2023	Dec 2015	Sep 2012	Jan 2011

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-1
WAL (yrs)	11.36	5.78	4.04	3.60
Principal Window (mos)	68 - 201	37 - 106	39 - 67	41 - 47
Principal Window End (date)	Nov 2023	Dec 2015	Sep 2012	Jan 2011

M-2
WAL (yrs)	11.36	5.78	3.99	3.44
Principal Window (mos)	68 - 201	37 - 106	38 - 67	39 - 47
Principal Window End (date)	Nov 2023	Dec 2015	Sep 2012	Jan 2011

M-3
WAL (yrs)	11.36	5.78	3.97	3.36
Principal Window (mos)	68 - 201	37 - 106	37 - 67	38 - 47
Principal Window End (date)	Nov 2023	Dec 2015	Sep 2012	Jan 2011

M-4
WAL (yrs)	11.18	5.67	3.89	3.29
Principal Window (mos)	68 - 201	37 - 106	37 - 67	38 - 47
Principal Window End (date)	Nov 2023	Dec 2015	Sep 2012	Jan 2011

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	1.70	23	0.91	45	0.86	67	0.81	89	0.79
2	1.00	24	0.91	46	0.87	68	0.81	90	0.79
3	1.11	25	1.13	47	0.85	69	0.81	91	0.78
4	0.99	26	0.90	48	0.84	70	0.81	92	0.78
5	1.10	27	0.97	49	0.88	71	0.81	93	0.77
6	0.99	28	0.90	50	0.83	72	0.81	94	0.77
7	0.98	29	0.97	51	0.84	73	0.81	95	0.77
8	1.09	30	0.90	52	0.83	74	0.81	96	0.78
9	0.97	31	0.90	53	0.82	75	0.81	97	0.78
10	1.08	32	0.96	54	0.82	76	0.81	98	0.78
11	0.97	33	0.90	55	0.82	77	0.81	99	0.78
12	0.96	34	0.95	56	0.82	78	0.81	100	0.78
13	1.16	35	0.90	57	0.82	79	0.81	101	0.78
14	0.96	36	0.89	58	0.82	80	0.81	102	0.78
15	1.05	37	1.02	59	0.82	81	0.81	103	0.79
16	0.95	38	0.88	60	0.82	82	0.81	104	0.79
17	1.04	39	0.92	61	0.82	83	0.81	105	0.79
18	0.94	40	0.88	62	0.81	84	0.81	106	0.80
19	0.93	41	0.91	63	0.81	85	0.81
20	1.02	42	0.87	64	0.81	86	0.80
21	0.92	43	0.86	65	0.81	87	0.80
22	1.00	44	0.89	66	0.81	88	0.79

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 5.33%
4) Run to 10% Optional Termination

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forward (%)	Excess Interest at Forward (%)	Period	1 Month LIBOR Forward (%)	Excess Interest at Forward (%)	Period	1 Month LIBOR Forward (%)	Excess Interest at Forward (%)
1	5.33000	1.70	39	4.90920	1.01	77	5.17564	0.81
2	5.33361	0.99	40	4.91418	0.96	78	5.18063	0.81
3	5.33993	1.10	41	4.91990	0.98	79	5.18547	0.81
4	5.34476	0.98	42	4.92636	0.94	80	5.19016	0.81
5	5.34207	1.09	43	4.93344	0.93	81	5.19470	0.81
6	5.32588	0.99	44	4.94069	0.94	82	5.19910	0.81
7	5.29309	1.01	45	4.94797	0.91	83	5.20339	0.81
8	5.25266	1.13	46	4.95525	0.92	84	5.20757	0.81
9	5.21067	1.05	47	4.96262	0.89	85	5.21166	0.81
10	5.16936	1.17	48	4.97009	0.88	86	5.21565	0.80
11	5.12442	1.09	49	4.97771	0.90	87	5.21955	0.80
12	5.07431	1.11	50	4.98584	0.86	88	5.22334	0.79
13	5.02119	1.32	51	4.99459	0.85	89	5.22707	0.79
14	4.97565	1.15	52	5.00383	0.83	90	5.23072	0.79
15	4.94378	1.25	53	5.01308	0.83	91	5.23430	0.78
16	4.92664	1.16	54	5.02217	0.82	92	5.23784	0.78
17	4.91446	1.24	55	5.03104	0.82	93	5.24133	0.77
18	4.90405	1.15	56	5.03957	0.82	94	5.24477	0.77
19	4.89520	1.15	57	5.04770	0.82	95	5.24818	0.77
20	4.88877	1.22	58	5.05540	0.82	96	5.25155	0.78
21	4.88490	1.13	59	5.06280	0.82	97	5.25487	0.78
22	4.88336	1.20	60	5.06990	0.82	98	5.25815	0.78
23	4.88355	1.11	61	5.07677	0.82	99	5.26138	0.78
24	4.88514	1.10	62	5.08381	0.81	100	5.26456	0.78
25	4.88772	1.30	63	5.09114	0.81	101	5.26770	0.78
26	4.89035	1.08	64	5.09864	0.81	102	5.27079	0.78
27	4.89250	1.14	65	5.10584	0.81	103	5.27384	0.79
28	4.89392	1.07	66	5.11258	0.81	104	5.27687	0.79
29	4.89492	1.12	67	5.11890	0.81	105	5.27986	0.79
30	4.89539	1.05	68	5.12508	0.81	106	5.28282	0.80
31	4.89531	1.04	69	5.13117	0.81
32	4.89536	1.09	70	5.13716	0.81
33	4.89566	1.03	71	5.14303	0.81
34	4.89622	1.07	72	5.14875	0.81
35	4.89738	1.01	73	5.15433	0.81
36	4.89921	1.00	74	5.15981	0.81
37	4.90173	1.11	75	5.16521	0.81
38	4.90504	0.98	76	5.17049	0.81

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Run to 10% Optional Termination

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	5.12	13.93	6.84
M-2	3.68	15.78	5.12
M-3	3.12	18.33	4.42
M-4	2.88	19.53	4.11

Assumptions

1.	Stepdown fails in every period
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward
8.	100% Principal and Interest Advancing
9.	To maturity

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$574,669,638.52
Number of Mortgage Loans	2,092
Average Scheduled Principal Balance:	$274,698.68	$23,087.71	$1,000,000.00
Weighted Average Gross Coupon:	7.046%	5.750%	11.500%
Non-Zero Weighted Average Original Credit Score:	698	592	819
Weighted Average Original LTV Ratio (1):	76.78%	8.81%	100%
Weighted Average Combined LTV Ratio (2):	76.78%	8.81%	100%
Weighted Average Fully Combined LTV Ratio(3):	87.10%	8.81%	100%
Weighted Average Effective LTV Ratio(4):	74.93%	8.81%	90.00%
Weighted Average Stated Remaining Term:	354 Months	114 Months	358 Months
Weighted Average Original Term:	358 Months	120 Months	360 Months
Weighted Average Seasoning:	4 Months	2 Month	7 Months
Weighted Average First Pay Date:	October 27, 2006	August 1, 2006	January 1, 2007
Percent Interest Only Loans:	61.12%
Percent Second Liens:	0.00%
Percent of First Liens with Silent Seconds:	57.50%

(1) Original LTV = Principal Balance at Origination / property value
(2) Combined LTV = Principal Balance at Origination + Senior Lien Balances (as applicable) / property value
(3) Fully Combined LTV = Principal Balance at Origination + Senior and known Junior Lien Balances (as applicable) / property value
(4) Effective LTV = (Principal Balance at Origination + Senior Lien Balances (as applicable) / property value)* (1-MI coverage %)

Origination Channel of the Mortgage Loans
Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
Opteum	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Servicer/Subservicer of the Mortgage Loans
Servicer/Subservicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
Opteum/Cenlar	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
10 Year Fixed Rate	2	110,949.91	0.02	55,474.96	7.479	64.00	64.00	721
15 Year Fixed Rate	23	4,111,126.33	0.72	178,744.62	6.602	60.10	59.54	717
20 Year Fixed Rate	5	891,529.21	0.16	178,305.84	6.863	78.64	77.59	724
30 Year Fixed Rate	773	182,649,898.55	31.78	236,287.06	7.065	74.57	72.08	704
30 Year Fixed Rate IO	1,161	351,217,595.82	61.12	302,513.00	7.036	78.20	76.79	695
40/30 Fixed Balloon	116	31,856,488.51	5.54	274,624.90	7.131	76.39	72.93	690
50/30 Fixed Balloon	12	3,832,050.19	0.67	319,337.52	6.875	72.89	72.89	707
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Principal Balances of the Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
23,750.00 - 25,000.00	1	23,087.71	-	23,087.71	7.875	71.97	71.97	692
25,000.01 - 50,000.00	7	323,113.00	0.06	46,159.00	7.890	59.41	49.21	699
50,000.01 - 75,000.00	42	2,691,126.23	0.47	64,074.43	7.747	71.64	66.56	687
75,000.01 - 100,000.00	80	7,230,004.37	1.26	90,375.05	7.357	69.43	64.02	699
100,000.01 - 125,000.00	133	15,022,622.77	2.61	112,952.05	7.343	75.23	71.56	701
125,000.01 - 150,000.00	140	19,240,647.40	3.35	137,433.20	7.207	77.12	73.76	700
150,000.01 - 175,000.00	176	28,709,540.73	5.00	163,122.39	7.217	76.61	73.84	700
175,000.01 - 200,000.00	187	35,260,866.28	6.14	188,560.78	7.107	76.93	74.28	696
200,000.01 - 225,000.00	169	35,940,011.93	6.25	212,662.79	7.078	78.82	74.88	699
225,000.01 - 250,000.00	147	35,040,339.90	6.10	238,369.66	7.082	76.12	73.18	692
250,000.01 - 275,000.00	141	36,899,621.60	6.42	261,699.44	7.014	77.16	74.62	689
275,000.01 - 300,000.00	128	36,869,120.75	6.42	288,040.01	6.930	75.74	74.88	693
300,000.01 - 350,000.00	223	72,352,494.85	12.59	324,450.65	6.981	77.81	76.15	695
350,000.01 - 400,000.00	170	63,645,496.68	11.08	374,385.27	7.008	77.83	76.11	699
400,000.01 - 450,000.00	102	42,768,702.45	7.44	419,301.00	7.025	78.29	76.67	694
450,000.01 - 500,000.00	80	38,046,949.52	6.62	475,586.87	6.902	76.96	75.77	702
500,000.01 - 600,000.00	92	49,871,931.86	8.68	542,086.22	7.068	76.64	76.64	698
600,000.01 - 700,000.00	32	20,729,920.80	3.61	647,810.03	6.906	73.31	73.31	694
700,000.01 - 800,000.00	21	15,669,984.87	2.73	746,189.76	7.044	74.84	74.84	711
800,000.01 - 900,000.00	12	9,983,730.87	1.74	831,977.57	6.970	74.37	74.37	732
900,000.01 - 1,000,000.00	9	8,350,323.95	1.45	927,813.77	7.072	74.60	74.60	725
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

The average loan balance of the mortgage loans at origination was $275,506.90.

Principal Balances of the Mortgage Loans as of the Cut-Off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
23,087.71 - 25,000.00	1	23,087.71	-	23,087.71	7.875	71.97	71.97	692
25,000.01 - 50,000.00	8	373,093.02	0.06	46,636.63	7.754	57.05	48.21	703
50,000.01 - 75,000.00	41	2,641,146.21	0.46	64,418.20	7.763	72.21	67.03	686
75,000.01 - 100,000.00	80	7,230,004.37	1.26	90,375.05	7.357	69.43	64.02	699
100,000.01 - 125,000.00	134	15,127,690.16	2.63	112,893.21	7.340	75.22	71.57	701
125,000.01 - 150,000.00	142	19,540,130.80	3.40	137,606.55	7.203	77.17	73.86	700
150,000.01 - 175,000.00	178	29,108,880.30	5.07	163,533.04	7.208	76.36	73.63	700
175,000.01 - 200,000.00	185	34,961,305.54	6.08	188,980.03	7.111	77.15	74.48	695
200,000.01 - 225,000.00	167	35,540,749.70	6.18	212,818.86	7.081	78.81	74.83	699
225,000.01 - 250,000.00	148	35,289,722.81	6.14	238,444.07	7.083	76.06	73.14	692
250,000.01 - 275,000.00	144	37,732,396.12	6.57	262,030.53	7.003	76.96	74.47	690
275,000.01 - 300,000.00	126	36,320,379.54	6.32	288,256.98	6.933	75.86	74.98	694
300,000.01 - 350,000.00	222	72,095,008.09	12.55	324,752.29	6.983	77.86	76.19	695
350,000.01 - 400,000.00	169	63,369,567.22	11.03	374,967.85	7.009	77.86	76.13	698
400,000.01 - 450,000.00	102	43,113,355.53	7.50	422,679.96	7.023	78.48	76.52	694
450,000.01 - 500,000.00	79	37,597,229.05	6.54	475,914.29	6.902	76.75	75.94	703
500,000.01 - 600,000.00	92	49,871,931.86	8.68	542,086.22	7.068	76.64	76.64	698
600,000.01 - 700,000.00	33	21,358,264.55	3.72	647,220.14	6.897	72.95	72.95	695
700,000.01 - 800,000.00	21	15,669,984.87	2.73	746,189.76	7.044	74.84	74.84	711
800,000.01 - 900,000.00	12	9,983,730.87	1.74	831,977.57	6.970	74.37	74.37	732
900,000.01 - 1,000,000.00	8	7,721,980.20	1.34	965,247.53	7.108	75.70	75.70	725
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

The average loan balance of the mortgage loans as of the cut-off date was $274,698.68.

Gross Mortgage Rates of the Mortgage Loans
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
5.750 - 6.000	9	2,311,517.24	0.40	256,835.25	5.898	75.36	71.47	744
6.001 - 6.500	262	75,097,722.45	13.07	286,632.53	6.418	74.30	73.55	718
6.501 - 7.000	930	276,648,488.00	48.14	297,471.49	6.826	75.50	74.92	700
7.001 - 7.500	553	145,596,044.59	25.34	263,283.99	7.293	78.07	76.04	689
7.501 - 8.000	204	48,812,896.59	8.49	239,278.90	7.797	80.17	74.88	689
8.001 - 8.500	91	18,157,425.46	3.16	199,532.15	8.278	84.03	72.98	680
8.501 - 9.000	28	5,848,593.37	1.02	208,878.33	8.790	84.37	72.55	679
9.001 - 9.500	11	1,493,597.40	0.26	135,781.58	9.348	83.61	75.37	707
9.501 - 10.000	2	532,371.75	0.09	266,185.88	9.625	83.65	75.74	667
10.001 - 10.500	1	63,835.50	0.01	63,835.50	10.250	80.00	80.00	771
11.001 - 11.500	1	107,146.17	0.02	107,146.17	11.500	75.00	75.00	600
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

The weighted-average gross mortgage rate of the mortgage loans as of the cut-off date was 7.046%.

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
120 - 240	30	5,113,605.45	0.89	170,453.52	6.666	63.42	62.79	718
241 - 360	2,062	569,556,033.07	99.11	276,215.34	7.050	76.90	75.04	698
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 358 months.

Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
114 - 120	2	110,949.91	0.02	55,474.96	7.479	64.00	64.00	721
121 - 180	23	4,111,126.33	0.72	178,744.62	6.602	60.10	59.54	717
181 - 240	5	891,529.21	0.16	178,305.84	6.863	78.64	77.59	724
301 - 358	2,062	569,556,033.07	99.11	276,215.34	7.050	76.90	75.04	698
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 354 months.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
2-6	2,071	570,394,093.93	99.26	275,419.65	7.048	76.81	74.97	698
7-7	21	4,275,544.59	0.74	203,597.36	6.837	71.82	68.56	718
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

The weighted-average seasoning of the mortgage loans as of the cut-off date was 4 months.

Combined Loan-To-Value Ratio of the Mortgage Loans
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
8.81 - 10.00	1	69,762.74	0.01	69,762.74	6.875	8.81	8.81	783
10.01 - 15.00	1	49,771.54	0.01	49,771.54	6.500	12.01	12.01	733
15.01 - 20.00	6	872,369.83	0.15	145,394.97	7.012	18.88	18.88	732
20.01 - 25.00	6	702,988.80	0.12	117,164.80	6.669	23.25	23.25	674
25.01 - 30.00	3	258,106.00	0.04	86,035.33	7.077	27.81	27.81	777
30.01 - 35.00	11	2,211,826.67	0.38	201,075.15	6.761	31.71	31.71	673
35.01 - 40.00	18	2,874,920.24	0.50	159,717.79	6.879	38.23	38.23	715
40.01 - 45.00	22	4,775,956.40	0.83	217,088.93	6.860	43.37	43.37	689
45.01 - 50.00	35	7,830,446.19	1.36	223,727.03	6.804	48.20	48.20	687
50.01 - 55.00	29	6,474,138.04	1.13	223,246.14	6.789	52.49	52.49	701
55.01 - 60.00	50	15,168,034.42	2.64	303,360.69	6.821	58.23	58.23	691
60.01 - 65.00	65	21,007,251.88	3.66	323,188.49	6.769	62.90	62.90	707
65.01 - 70.00	101	30,091,117.32	5.24	297,931.85	6.946	68.82	68.82	699
70.01 - 75.00	146	40,261,421.18	7.01	275,763.16	7.010	73.86	73.86	696
75.01 - 80.00	1,394	398,418,874.64	69.33	285,809.81	7.033	79.78	79.77	699
80.01 - 85.00	34	8,732,643.17	1.52	256,842.45	7.423	84.14	74.31	680
85.01 - 90.00	92	20,147,450.36	3.51	218,994.03	7.712	89.47	64.60	685
90.01 - 95.00	67	12,639,079.13	2.20	188,642.97	7.556	94.69	62.95	694
95.01 - 100.00	11	2,083,479.97	0.36	189,407.27	7.808	100.00	65.00	742
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 76.78%.

Fully Combined Loan-To-Value Ratio of the Mortgage Loans
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
8.81 - 10.00	1	69,762.74	0.01	69,762.74	6.875	8.81	8.81	783
10.01 - 15.00	1	49,771.54	0.01	49,771.54	6.500	12.01	12.01	733
15.01 - 20.00	5	623,261.90	0.11	124,652.38	6.967	18.74	18.74	725
20.01 - 25.00	6	702,988.80	0.12	117,164.80	6.669	23.25	23.25	674
25.01 - 30.00	3	258,106.00	0.04	86,035.33	7.077	27.81	27.81	777
30.01 - 35.00	12	2,460,934.60	0.43	205,077.88	6.798	30.45	30.45	681
35.01 - 40.00	18	2,874,920.24	0.50	159,717.79	6.879	38.23	38.23	715
40.01 - 45.00	22	4,775,956.40	0.83	217,088.93	6.860	43.37	43.37	689
45.01 - 50.00	34	7,687,413.72	1.34	226,100.40	6.815	48.20	48.20	688
50.01 - 55.00	28	5,884,638.04	1.02	210,165.64	6.806	52.61	52.61	698
55.01 - 60.00	46	14,641,565.60	2.55	318,294.90	6.785	57.96	57.96	695
60.01 - 65.00	63	19,590,251.88	3.41	310,956.38	6.762	62.91	62.91	706
65.01 - 70.00	84	26,467,235.69	4.61	315,086.14	6.928	68.63	68.63	700
70.01 - 75.00	92	28,020,476.56	4.88	304,570.40	7.005	73.60	73.60	695
75.01 - 80.00	304	91,016,935.76	15.84	299,397.82	7.043	78.96	78.96	706
80.01 - 85.00	50	15,138,951.81	2.63	302,779.04	7.263	81.26	75.59	680
85.01 - 90.00	203	61,247,888.53	10.66	301,713.74	7.307	82.34	74.16	697
90.01 - 95.00	242	58,015,067.01	10.10	239,731.68	7.234	82.69	75.72	700
95.01 - 100.00	878	235,143,511.70	40.92	267,817.21	7.001	79.94	79.63	695
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 87.10%.

Effective Loan-To-Value Ratio of the Mortgage Loans
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
8.81 - 10.00	1	69,762.74	0.01	69,762.74	6.875	8.81	8.81	783
10.01 - 15.00	1	49,771.54	0.01	49,771.54	6.500	12.01	12.01	733
15.01 - 20.00	6	872,369.83	0.15	145,394.97	7.012	18.88	18.88	732
20.01 - 25.00	6	702,988.80	0.12	117,164.80	6.669	23.25	23.25	674
25.01 - 30.00	3	258,106.00	0.04	86,035.33	7.077	27.81	27.81	777
30.01 - 35.00	11	2,211,826.67	0.38	201,075.15	6.761	31.71	31.71	673
35.01 - 40.00	18	2,874,920.24	0.50	159,717.79	6.879	38.23	38.23	715
40.01 - 45.00	22	4,775,956.40	0.83	217,088.93	6.860	43.37	43.37	689
45.01 - 50.00	35	7,830,446.19	1.36	223,727.03	6.804	48.20	48.20	687
50.01 - 55.00	29	6,474,138.04	1.13	223,246.14	6.789	52.49	52.49	701
55.01 - 60.00	57	16,562,538.20	2.88	290,570.85	6.854	60.72	58.35	693
60.01 - 65.00	175	44,961,958.84	7.82	256,925.48	7.280	78.54	62.73	695
65.01 - 70.00	154	39,561,308.54	6.88	256,891.61	7.092	74.27	68.35	702
70.01 - 75.00	179	48,101,154.92	8.37	268,721.54	7.084	75.56	73.91	693
75.01 - 80.00	1,393	398,275,151.22	69.31	285,911.81	7.033	79.78	79.78	699
80.01 - 85.00	1	606,560.83	0.11	606,560.83	6.725	82.16	82.16	717
85.01 - 90.00	1	480,679.52	0.08	480,679.52	7.500	90.00	90.00	640
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 74.93%.

Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
Primary	1,785	508,469,857.30	88.48	284,857.06	7.004	76.84	75.13	695
Investor	225	47,723,408.99	8.30	212,104.04	7.449	75.39	72.74	714
Second Home	82	18,476,372.23	3.22	225,321.61	7.176	78.73	74.92	726
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
Single Family	1,085	308,955,822.40	53.76	284,751.91	7.044	76.09	74.26	692
PUD	720	187,148,729.08	32.57	259,928.79	7.019	78.54	76.47	706
Condominium	167	39,378,280.54	6.85	235,798.09	7.020	78.22	76.88	706
Two to Four Family	120	39,186,806.50	6.82	326,556.72	7.218	72.37	70.83	699
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
Purchase	1,300	338,797,786.96	58.96	260,613.68	7.024	79.27	77.54	706
Cash-Out Refinance	640	184,302,196.25	32.07	287,972.18	7.112	72.84	70.77	683
Rate/Term Refinance	152	51,569,655.31	8.97	339,274.05	6.953	74.46	72.60	698
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Documentation of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
Stated Income / Verified Asset	874	259,404,973.09	45.14	296,802.03	6.991	77.92	76.90	699
Stated Income / Stated Asset	390	110,908,938.04	19.30	284,381.89	7.064	76.35	74.14	690
No Ratio	329	88,313,854.27	15.37	268,431.17	7.160	78.42	76.49	701
Full Documentation Provided	245	63,434,651.08	11.04	258,916.94	6.951	77.60	75.81	704
No Income / No Asset	254	52,607,222.04	9.15	207,115.05	7.201	68.27	63.15	698
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Lien Position of the Mortgage Loans
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
First	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Prepayment Penalty Status of the Mortgage Loans
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
No Prepayment Penalties	1,356	379,478,725.07	66.03	279,851.57	7.009	76.64	74.82	702
Has Prepayment Penalties	736	195,190,913.45	33.97	265,205.05	7.118	77.04	75.13	689
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Prepayment Penalty Term of the Mortgage Loans
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
None	1,356	379,478,725.07	66.03	279,851.57	7.009	76.64	74.82	702
6	9	4,155,210.89	0.72	461,690.10	7.409	75.55	75.55	675
12	180	41,905,759.15	7.29	232,809.77	7.425	77.65	73.07	699
24	8	1,949,534.19	0.34	243,691.77	7.435	81.49	77.29	664
30	1	229,596.73	0.04	229,596.73	7.875	80.00	80.00	644
36	535	146,524,907.51	25.50	273,878.33	7.015	76.81	75.68	687
60	3	425,904.98	0.07	141,968.33	7.409	88.78	73.41	693
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Prepayment Penalty Type of the Mortgage Loans
Prepayment Penalty Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
No Prepay	1,356	379,478,725.07	66.03	279,851.57	7.009	76.64	74.82	702
Hard Prepay Only	634	165,918,829.38	28.87	261,701.62	7.138	77.53	75.39	689
Hard/Soft Prepay	94	26,712,147.28	4.65	284,171.78	6.992	74.19	73.56	691
Soft Prepay Only	8	2,559,936.79	0.45	319,992.10	7.087	74.95	74.95	697
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Geographic Concentration of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
California	700	257,150,240.81	44.75	367,357.49	6.892	75.17	74.80	696
Florida	237	55,372,259.17	9.64	233,638.22	7.147	78.51	74.68	701
New Jersey	111	34,525,974.91	6.01	311,044.82	7.237	77.33	74.39	686
Georgia	140	27,602,219.08	4.80	197,158.71	7.393	79.72	76.63	697
Arizona	103	22,819,076.97	3.97	221,544.44	7.006	79.39	76.67	718
New York	62	21,455,995.48	3.73	346,064.44	7.202	74.66	71.57	681
Nevada	74	20,452,067.71	3.56	276,379.29	6.940	78.97	78.53	707
Texas	105	13,582,859.68	2.36	129,360.57	7.162	79.21	74.23	714
Illinois	59	12,132,202.86	2.11	205,630.56	7.332	77.30	74.49	690
Massachusetts	46	11,644,510.58	2.03	253,141.53	7.260	77.78	71.81	689
Colorado	43	9,542,184.65	1.66	221,911.27	6.838	79.92	77.62	711
Maryland	32	9,459,235.47	1.65	295,601.11	7.102	71.55	70.62	697
Pennsylvania	50	9,056,407.64	1.58	181,128.15	7.205	79.02	74.28	701
South Carolina	46	8,313,167.07	1.45	180,721.02	7.034	76.01	73.76	709
Virginia	29	8,270,536.10	1.44	285,190.90	7.322	77.23	75.99	684
Washington	32	8,101,801.27	1.41	253,181.29	7.000	78.66	77.57	692
Oregon	27	6,223,164.08	1.08	230,487.56	6.979	78.05	77.29	702
Connecticut	24	5,207,051.46	0.91	216,960.48	6.939	76.77	74.02	688
North Carolina	22	4,954,339.38	0.86	225,197.24	7.490	75.71	72.35	685
Utah	21	4,645,438.91	0.81	221,211.38	7.199	79.35	78.13	711
Tennessee	19	2,877,647.15	0.50	151,455.11	7.487	82.38	75.80	684
New Hampshire	12	2,787,114.28	0.48	232,259.52	7.891	79.42	76.82	706
Minnesota	7	2,349,672.04	0.41	335,667.43	6.970	78.88	77.14	727
Rhode Island	10	2,234,217.58	0.39	223,421.76	7.274	78.23	78.23	687
Delaware	7	2,233,904.23	0.39	319,129.18	7.078	79.57	79.57	730
New Mexico	10	2,012,485.77	0.35	201,248.58	6.919	79.69	74.82	729
Hawaii	6	1,623,083.61	0.28	270,513.94	6.797	72.99	68.81	756
Ohio	10	1,597,738.36	0.28	159,773.84	7.166	79.28	75.20	680
Louisiana	5	814,813.47	0.14	162,962.69	7.349	79.07	79.07	685
Alabama	4	781,732.32	0.14	195,433.08	7.165	82.95	76.15	758
Michigan	7	780,136.93	0.14	111,448.13	7.554	86.98	71.08	699
Idaho	4	762,219.91	0.13	190,554.98	7.429	82.29	75.76	687
Wisconsin	4	706,750.90	0.12	176,687.73	7.619	86.84	69.34	675
Missouri	7	577,732.36	0.10	82,533.19	7.807	83.24	75.50	693
Indiana	4	486,841.16	0.08	121,710.29	7.728	89.24	69.21	686
Arkansas	3	432,723.14	0.08	144,241.05	7.658	80.36	78.04	711
Maine	2	279,862.20	0.05	139,931.10	7.118	74.32	74.32	707
Kentucky	2	175,592.64	0.03	87,796.32	7.875	79.95	70.37	660
District of Columbia	1	165,376.26	0.03	165,376.26	7.500	62.64	62.64	642
Mississippi	1	119,492.10	0.02	119,492.10	7.500	80.00	80.00	621
Kansas	1	113,497.02	0.02	113,497.02	7.625	69.94	69.94	744
Nebraska	1	101,571.81	0.02	101,571.81	7.875	85.00	74.80	627
Wyoming	1	92,700.00	0.02	92,700.00	6.750	90.00	63.00	781
West Virginia	1	52,000.00	0.01	52,000.00	8.500	80.00	80.00	676
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Mortgage Insurance Provider of the Mortgage Loans
Mortgage Insurance Provider	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
None	1,889	532,010,502.82	92.58	281,636.05	7.000	75.68	75.68	698
Radian	58	10,954,346.67	1.91	188,868.05	7.774	89.53	65.51	662
United Guaranty	48	10,239,500.11	1.78	213,322.92	7.931	89.66	66.48	688
PMI	47	9,795,181.82	1.70	208,408.12	7.545	92.45	64.03	700
Triad	27	6,189,921.90	1.08	229,256.37	7.064	91.21	66.64	728
Gemico	9	2,567,544.99	0.45	285,282.78	7.470	90.53	62.46	692
RMIC	9	1,840,521.23	0.32	204,502.36	7.783	89.78	67.76	665
MGIC	5	1,072,118.98	0.19	214,423.80	7.201	87.90	69.08	715
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Mortgage Insurance Coverage
Mortgage Insurance Coverage (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
None	1,889	532,010,502.82	92.58	281,636.05	7.000	75.68	75.68	698
12	32	7,800,222.42	1.36	243,756.95	7.458	84.26	74.14	677
25	37	6,499,516.36	1.13	175,662.60	7.823	89.02	66.76	705
30	77	17,320,542.85	3.01	224,942.11	7.552	90.63	63.44	686
35	57	11,038,854.07	1.92	193,664.11	7.736	95.60	62.14	695
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Credit Score of the Mortgage Loans
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
N/A	1	211,384.33	0.04	211,384.33	6.875	59.99	59.99	N/A
575 - 599	1	329,492.69	0.06	329,492.69	7.000	78.57	78.57	592
600 - 624	62	14,903,529.20	2.59	240,379.50	7.238	78.01	73.41	622
625 - 649	344	92,572,912.12	16.11	269,107.30	7.215	76.15	74.36	638
650 - 674	378	102,550,934.19	17.85	271,298.77	7.094	77.11	74.89	662
675 - 699	387	106,080,144.73	18.46	274,108.90	7.053	76.93	75.03	686
700 - 724	288	81,740,617.72	14.22	283,821.59	7.039	77.68	76.06	712
725 - 749	278	77,173,746.95	13.43	277,603.41	6.930	75.88	74.30	736
750 - 774	197	57,484,167.00	10.00	291,797.80	6.964	77.06	75.72	761
775 - 799	122	32,491,747.01	5.65	266,325.80	6.810	76.30	75.23	786
800 - 819	34	9,130,962.58	1.59	268,557.72	6.821	75.36	71.65	805
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 698.

Interest Only Term of the Mortgage Loans
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
None	931	223,452,042.70	38.88	240,012.94	7.062	74.55	72.00	703
120	1,161	351,217,595.82	61.12	302,513.00	7.036	78.20	76.79	695
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Nonzero Weighted Average Credit Score
0 X 30 Days Delinquent	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698
Total:	2,092	574,669,638.52	100.00	274,698.68	7.046	76.78	74.93	698

Rating Agency Contacts

Standard & Poor’s
Dan Larkin	(212)-438-3014
Brendan Bliss	(212)-438-3794

Moody’s
Arif Bekiroglu	(212) 553-7761